                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                  May 9, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-2                            858458   33-32654   811-1777


DEFINED ASSET FUNDS-EIF UCSS-1                                313358   2-65189    811-3044
DEFINED ASSET FUNDS-EIF UCSS-2                                317329   2-68016    811-3044


DEFINED ASSET FUNDS-GSIF FMS-10                               797783   33-46142   811-2810
DEFINED ASSET FUNDS-GSIF FMS-11                               893019   33-49355   811-2810
DEFINED ASSET FUNDS- FMS-12 DAF                               893020   33-56849   811-2810

DEFINED ASSET FUNDS- MPUSTS-18 DAF                            893112   33-52583   811-2810


DEFINED ASSET FUNDS-MITF ITS-122                              780748   33-25390   811-1777
DEFINED ASSET FUNDS- ITS-226 DAF                              910372   33-52017   881-1777
DEFINED ASSET FUNDS- ITS-227 DAF                              910373   33-52181   881-1777
DEFINED ASSET FUNDS- ITS-249 DAF                              924341   33-57439   811-1777

DEFINED ASSET FUNDS- MPS-566 DAF                              924311   333-0011   811-1777
DEFINED ASSET FUNDS- MPS-567 DAF                              924313   333-0066   811-1777

DEFINED ASSET FUNDS- MSS-202 DAF                              924297   333-0010   811-1777
DEFINED ASSET FUNDS-MITF MSS 8J                               868141   33-38783   811-1777
DEFINED ASSET FUNDS-MITF MSS 8K                               868142   33-39054   811-1777
DEFINED ASSET FUNDS-MITF MSS 8L                               868154   33-39157   811-1777
DEFINED ASSET FUNDS-MITF MSS 9W                               881821   33-45207   811-1777

TOTAL:   18 FUNDS
